Exhibit 11

Following is information about the computation of the earnings per share (EPS) data for the quarter ended June 30, 2002 and 2001:

                                                 For the Quarter Ended June 30, 2002
                                                ------------------------------------
                                                  Income       Shares      Per-Share
                                                (Numerator) (Denominator)    Amount
                                                ------------------------------------
Basic EPS
Income available to common stockholders .....    $ 338,065    4,528,427    $   0.07
                                                                           ========
Effect of Diluted Securities - None

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $ 338,065    4,528,427    $   0.07
                                                 ==================================

                                                For the Quarter Ended June 30, 2001
                                                ------------------------------------
                                                  Income       Shares      Per-Share
                                                (Numerator) (Denominator)    Amount
                                                ------------------------------------

Basic EPS
Income available to common stockholders .....    $ 971,751    4,529,077    $   0.22
                                                                           ========
Effect of Diluted Securities - None

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $ 971,751    4,529,077    $   0.22
                                                 ==================================

Following is information about the computation of the earnings per share (EPS) data for the first 6 months ended June 30, 2002 and 2001:

                                                For the 6 months Ended June 30, 2002
                                                ------------------------------------
                                                  Income       Shares      Per-Share
                                                (Numerator) (Denominator)   Amount
                                                ------------------------------------

Basic EPS
Income available to common stockholders .....    $ 760,282    4,528,470    $   0.17
                                                                           ========
Effect of Diluted Securities  - None

Diluted EPS
Income available to common stockholders
    plus assumed conversions ................    $ 760,282    4,528,470    $   0.17
                                                 ==================================

                                                 For the 6 months Ended June 30, 2001
                                                 ------------------------------------
                                                  Income         Shares    Per-Share
                                                (Numerator)  (Denominator)  Amount
                                                ------------------------------------
Basic EPS
Income available to common stockholders ......   $1,074,044    4,529,558   $   0.24
                                                                           ========
Effect of Diluted Securities  - None

Diluted EPS
Income available to common stockholders
    plus assumed conversions .................   $1,074,044    4,529,558   $   0.24
                                                 ==================================

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